UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): January 7, 2013

COLONIAL PROPERTIES TRUST
(Exact name of registrant as specified in its charter)

Alabama	1-12358	59-7007599
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification
of incorporation)		Number)

COLONIAL REALTY LIMITED
PARTNERSHIP
(Exact name of registrant as specified in its charter)

Delaware	0-20707	63-1098468
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		Number)

2101 Sixth Avenue North, Suite 750, Birmingham, Alabama 35203
(Address of principal executive offices) (Zip Code)

(205) 250-8700
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     On December 31, 2012, C. Reynolds Thompson, III, resigned from his positions as President and Chief Financial Officer of Colonial Properties Trust (the “Company”). Mr. Thompson is expected to remain with the Company through January 31, 2013, to assist with the transition of responsibilities, and to enter into a consulting arrangement to perform certain consulting services for the Company over the remainder of 2013.

     Bradley P. Sandidge, the Company’s Executive Vice President, Accounting, will assume responsibilities as interim Chief Financial Officer, effective December 31, 2012, while the Company conducts a search for a permanent Chief Financial Officer. Mr. Sandidge, age 42, has served as the Company’s Executive Vice President, Accounting since January 2009, and is responsible for all accounting operations of the Company including internal control functions, compliance with generally accepted accounting principles, SEC financial reporting, regulatory agency compliance and reporting and management reporting. Mr. Sandidge previously served as the Company’s Senior Vice President, Multifamily Accounting and Finance, since joining the Company in 2004, and was responsible for overseeing the accounting operations of the Company’s multifamily operations. Mr. Sandidge is a Certified Public Accountant with over 18 years of real estate experience. Prior to joining the Company, Mr. Sandidge served as Tax Manager for the North American and Asian portfolios of Archon Group, L.P. / Goldman Sachs from January 2001 through June 2004, and worked in the tax real estate practice of Deloitte & Touche LLP from January 1994 through October 1999. Mr. Sandidge holds a Bachelor's degree in accounting and a Master's degree in tax accounting from the University of Alabama.

     A copy of the Company’s press release, dated January 7, 2013, announcing Mr. Thompson’s resignation and the assumption of interim Chief Financial Officer Responsibilities by Mr. Sandidge, is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

     (d) Exhibits

Exhibit No.	Description
99.1	Press release of Colonial Properties Trust, dated January 7, 2013

* * *

     This Current Report on Form 8-K is being filed or furnished, as applicable, on behalf of Colonial Properties Trust (“CLP”) and Colonial Realty Limited Partnership (“CRLP”) to the extent applicable to either or both registrants. Certain of the events disclosed in the items covered by this Current Report on Form 8-K may apply to CLP only, CRLP only or both CLP and CRLP, as applicable.

     “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Certain statements in this Current Report on Form 8-K may constitute, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause the Company's actual results, performance, achievements or transactions to be materially different from the results, performance, achievements or transactions expressed or implied by the forward-looking statements. Factors that impact such forward looking statements include, among others, changes in national, regional and local economic conditions, which may be negatively impacted by concerns about inflation, deflation, government deficits (including the European sovereign debt crisis), high unemployment rates, decreased consumer confidence and liquidity concerns, particularly in markets in which we have a high concentration of properties; exposure, as a multifamily focused REIT, to risks inherent in investments in a single industry; ability to obtain financing on favorable rates, if at all; performance of affiliates or companies in which we have made investments; changes in operating costs; higher than expected construction costs; uncertainties associated with the timing and amount of real estate disposition and the resulting gains/losses associated with such dispositions; legislative or regulatory decisions; the company’s ability to continue to maintain our status as a REIT for federal income tax purposes; price volatility, dislocations and liquidity disruptions in the financial markets and the resulting impact on availability of financing; the effect of any rating agency action on the cost and availability of new debt financings; level and volatility of interest rates or capital market conditions; effect of any terrorist activity or other heightened geopolitical crisis; or other factors affecting the real estate industry generally.

     Except as otherwise required by the federal securities laws, CLP and CRLP assume no responsibility to update the information in this Current Report on Form 8-K.

     CLP and CRLP refer you to the documents filed by the company from time to time with the Securities and Exchange Commission, specifically the section titled “Risk Factors” in the Annual Report of CLP and CRLP on Form 10-K for the year ended December 31, 2011, as may be updated or supplemented in CLP’s and CRLP’s Form 10-Q filings, which discuss these and other factors that could adversely affect the company's results.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLONIAL PROPERTIES TRUST

January 7, 2013	By:	/s/ John P. Rigrish
Chief Administrative Officer and Secretary

COLONIAL REALTY LIMITED PARTNERSHIP

By: Colonial Properties Trust, its general partner

January 7, 2013	By:	/s/ John P. Rigrish
Chief Administrative Officer and Secretary

EXHIBIT INDEX

Exhibit	Description
99.1	Press release of Colonial Properties Trust, dated January 7, 2013